4

As filed with the Securities and Exchange Commission on June __, 2001

                                                Registration No. 333-59798

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                                 AMENDMENT NO. 2

                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                               CEL-SCI CORPORATION
                           ---- --------------------
                (Exact name of registrant as specified in charter

       Delaware                       2831                   52-2278236
       --------                     --------                ------------
(State or other jurisdiction  (Primary Standard Classi-    (IRS Employer
 of incorporation) fication    Code Number)                 I.D. Number)

                              8229 Boone Blvd. #802
                             Vienna, Virginia 22182
                                 (703) 506-9460
                          ------------ ---------------
          (Address and telephone number of principal executive offices)

                                  Geert Kersten
                              8229 Boone Blvd. #802
                             Vienna, Virginia 22182
                                 (703) 506-9460
                             ----- ---------------
            (Name, address and telephone number of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                               Hart & Trinen, LLP
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement


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      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE
==============================================================================

Title of each                        Proposed      Proposed
 Class of                            Maximum       Maximum
Securities            Securities     Offering      Aggregate     Amount of
   to be                to be        Price Per     Offering     Registration
Registered            Registered      Share (3)     Price         Fee (4)
----------            ----------     -----------   --------     ------------

Common stock (1)       8,000,000        $1.44    $11,520,000        $3,041
--------------------------------------------------------------------------------
Common stock (2)         200,800        $1.44        289,152            77

Total                                            $11,809,152        $3,118
--------------------------------------------------------------------------------

(1) Represents shares issuable to Paul Revere Capital Partners, Ltd. under equity line of credit.
(2) Represents shares issuable upon the exercise of warrants held by Paul Revere Capital Partners.
(3)  Offering price computed in accordance with Rule 457(c).

      Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance upon the exercise of the options or warrants as a result of any adjustment in the number of securities issuable by reason of the options or warrants.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


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Item 16.  Exhibits and Financial Statement Schedules

      (a)   Exhibits                                  Page Number

3(a)  Articles of Incorporation          Incorporated by reference to Exhibit
                                         3(a) of CEL-SCI's combined Registration
                                         Statement on Form S-1 and Post-
                                         Effective Amendment ("Registration
                                         Statement"), Registration Nos.
                                         2-85547-D and 33-7531.

 (b)  Amended Articles                   Incorporated by reference to Exhibit
                                         3(a) of CEL-SCI's Registration
                                         Statement on Form S-1, Registration
                                         Nos. 2-85547-D and 33-7531.

 (c)  Amended Articles                   Incorporated  by reference to Exhibit
                                         (Name change only) 3(c) filed with
                                         Registration Statement on Form S-1 (No.
                                         33-34878).

 (d)  Bylaws                             Incorporated by reference to Exhibit
                                         3(b) of CEL-SCI's Registration
                                         Statement on Form S-1, Registration
                                         Nos. 2-85547-D and 33-7531.

4(a)  Specimen copy of Stock             Incorporated by reference to Exhibit
      Certificate                        4(a) of CEL-SCI's Registration
                                         Statement on Form S-1, Registration
                                         Nos. 2-85547-D and 33-7531.

4(c)  Form of Common Stock               Incorporated by reference to Exhibit
                                         Purchase Warrant 4(c) filed as an
                                         exhibit to CEL-SCI's Registration
                                         Statement on Form S-1 (Registration
                                         No. 33-43281).

5     Opinion of Counsel                 _______________________________

10(e) Employment Agreement with          Incorporated by reference to Exhibit
      Geert Kersten                      10(e) of the Company's report on Form
                                         10-K for the year ended September 30,
                                         2000.

10(i) Securities Purchase Agreement      Incorporated by reference to Exhibit
      (with schedule)                    10(i) to Cel-Sci Registration Statement
                                         on Form S-3 (Commission File Number
                                         333-94675).

10(j) Form of Callable (Series A) Warrant Incorporated by reference to Exhibit 10(j) to Cel-Sci Registration
                                         Statement on Form S-3 (Commission File
                                         Number 333-94675).

10(k) Form of Adjustable (Series B)      Incorporated by reference to Exhibit
      Warrant                            10(k) to Cel-Sci Registration Statement
                                         on Form S-3 (Commission File Number
                                         333-94675).

10(l) Registration Rights Agreement      Incorporated by reference to Exhibit
                                         10(l) to Cel-Sci Registration Statement
                                         on Form S-3 (Commission File Number
                                         333-34604).

10(m) Securities Purchase                Incorporated by reference to Exhibit
      Agreement, together with           10(m) to Cel-Sci Registration Statement
      Schedule required                  on by Form S-3 (Commission File Number
      Instruction 2 to Item              333-34604)
      601 of Regulation S-K

10(n) Form of Callable (Series C)        Incorporated by reference to Exhibit
       Warrant                           10(n) to Cel-Sci Registration
                                         Statement on Form S-3 (Commission File
                                         Number 333-34604).

10(o) Form of Adjustable (Series D)      Incorporated by reference to Exhibit
       Warrant                           10(o) to Cel-Sci Registration
                                         Statement on Form S-3 (Commission File
                                         Number 333-34604).

10(p) Registration Rights Agreement      Incorporated by reference to Exhibit
                                         10(p) to Cel-Sci Registration Statement
                                         on Form S-3 (Commission File Number
                                         333-34604).

10(q) Common Stock Purchase Agreement
      with Paul Revere Capital Partners Ltd.         Previously filed

10(r) Stock Purchase Warrant issued to
      Paul Revere Capital Partners, Ltd.             Previously filed

23(a) Consent of attorneys
                                                     ----------------

23(b) Consent of accountants                         Previously filed

      (b)   Financial statement schedules.           None

                                POWER OF ATTORNEY

         The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, State of Virginia, on the 20th day of June, 2001.

                               CEL-SCI CORPORATION


                                       By:  /s/ Maximilian de Clara
                                           ---------------------------------
                                              Maximilian de Clara, President

      Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                    Date


/s/ Maximilian de Clara         Director and Principal    June 20, 2001
Maximilian de Clara             Executive Officer

/s/ Geert Kersten               Director, Principal       June 20, 2001
Geert R. Kersten                Financial Officer
                                and Chief Executive
                                Officer

Alexander G. Esterhazy          Director

C. Richard Kinsolving           Director

/s/ Donald Hudson               Director                  June 20, 2001
------------------------
F. Donald Hudson


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